EXHIBIT 22
                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------

Claster Television, Inc.                              Maryland
Hasbro Interactive, Inc.                              Delaware
Hasbro International, Inc.                            Delaware
  Hasbro Asia-Pacific Marketing Ltd.                  Hong Kong
  Hasbro Australia Limited                            Australia
  Hasbro Canada, Inc.                                 Canada
  Hasbro de Mexico S.A. de C.V.                       Mexico
  Hasbro Deutschland GmbH                             Germany
  Hasbro Far East LTD                                 Hong Kong
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Japan Limited                                Japan
  Hasbro New Zealand Limited                          New Zealand
  Hasbro Osterreich Ges.m.b.H                         Austria
  Hasbro Schweiz AG                                   Switzerland
  Hasbro U.K. Limited                                 United Kingdom
  HMS Juquetes S.A. de C.V.                           Mexico
  Juguetrenes S.A. de C.V.                            Mexico
  K'NEX France S.N.C.                                 France
  K'NEX G.m.b.H.                                      Germany
  K'NEX International U.K.                            United Kingdom
  MB France S.A.                                      France
  MB International B.V.                               The Netherlands
    Hasbro B.V.                                       The Netherlands
    Hasbro Hellas S.A.                                Greece
    Hasbro Importacao e Exportacao
     e de Jogos e Brinquedos Lds                      Portugal
    Hasbro Israel Ltd.                                Israel
    Hasbro Magyarorszag Kft                           Hungary
    Hasbro Poland SpZoo                               Poland
    Hasbro Scandinavia AS                             Denmark
    MB Espana, S.A.                                   Spain
    S.A. Hasbro N.V.                                  Belgium
  MB Ireland Limited                                  Ireland
  Palmyra Holdings Pte Ltd.                           Singapore
    Hasbro Hong Kong Limited                          Hong Kong
    Hasbro Singapore Pte Ltd.                         Singapore
    Hasbro Toy (Malaysia) Sdn Bhd                     Malaysia
Hasbro Managerial Services, Inc.                      Rhode Island
Larami Limited                                        Delaware


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.